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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 21, 2001


                               RYDER SYSTEM, INC.
             (Exact name of registrant as specified in its charter)


Florida                                1-4364                59-0739250
(State or other jurisdiction of        (Commission           (IRS Employer
incorporation or organization)         File Number)          Identification No.)


3600 NW 82/nd/ Avenue, Miami, Florida                        33166
(Address of principal executive offices)                     (Zip Code)


                                 (305) 500-3726
              (Registrant's telephone number, including area code)

                                   Page 1 of 6

            This report consists of 6 consecutively numbered pages.


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ITEM 9.        REGULATION FD DISCLOSURE
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               On November 20, 2001, Ryder System, Inc. (the Company) furnished earnings guidance for the fourth quarter of 2001 and announced expected additions to restructuring and other charges during the fourth quarter of 2001 ("Press Release").

               The content of the Press Release is furnished below in accordance with the requirements of Regulation FD.


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                       RYDER SYSTEM, INC. PROVIDES FOURTH
                              QUARTER 2001 GUIDANCE

         MIAMI, Fla., November 20, 2001...Ryder System, Inc. (NYSE:R), a global leader in transportation management and supply chain solutions, announced today, as a follow-up to its October 24, 2001 third quarter conference call, that earnings for the fourth quarter 2001 are anticipated to be in the range of $0.38 to $0.40 per diluted share, before restructuring and other charges. Ryder's estimate coincides with the current range of analysts' estimates of $0.38 to $0.42 per diluted share, with a consensus of $0.40. Ryder's fourth quarter ends December 31.

         Gregory T. Swienton, Ryder's President and Chief Executive Officer, stated, "After reviewing October results, it is clear that the economic activity post-September 11th has not substantially accelerated. Since October is Ryder's strongest month historically, we are revising our estimates downward, as a sluggish economy is causing reduced activities across most of our service offerings and contracts."

                                     -more-


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Ryder Provides Fourth Quarter 2001 Guidance
Page Two

         C.J. Nelson, Ryder's Senior Executive Vice President and Chief Financial Officer, said, "Like many companies, Ryder's results during the first three quarters of 2001 were negatively impacted by the weak U.S. and international economies. In the wake of September 11th and subsequent events, those weakened economies have continued to decline, further impacting our business and that of our clients."

         The Company is also continuing its strategic restructuring initiatives and expects to record charges in this regard. Based on current information, restructuring and other charges during the fourth quarter could range from $28 million to $35 million, or $0.31 to $0.39 per diluted share. The charges principally relate to exit costs associated with real estate consolidations in Ryder's field operations, other contractual commitments and potential asset impairments associated with certain international operations. The magnitude of the charges is dependent upon the final resolution of: 1) ongoing contract-exit negotiations; and 2) business plans, financial analyses and valuations integral to the calculation of asset impairments. The charges do not include any impairment of revenue-earning equipment associated with the Company's leasing and rental business.

         Swienton and Nelson will provide guidance on Ryder's 2002 earnings during a conference call scheduled for Monday, December 17 at 11:00 a.m. Those interested can access the call via the Company's website, www.ryder.com.


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FORWARD-LOOKING STATEMENTS
--------------------------

Certain statements and information included in this release are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995. Accordingly, we advise that these forward-looking statements be evaluated with consideration given to the many uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, the competitive pricing environment applicable to the Company's businesses, customer retention levels, changes in customers' business environments, changes in market conditions affecting the sale of used vehicles, greater than expected expenses associated with the Company's activities and changes in general economic conditions. Information furnished is not necessarily indicative of future results.


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                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                RYDER SYSTEM, INC.
                                                (Registrant)

Date:  November 21, 2001                        /s/ Corliss J. Nelson
                                                ---------------------
                                                Corliss J. Nelson
                                                Senior Executive Vice President
                                                and Chief Financial Officer

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